Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

TransMedics Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
TransMedics Group, Inc.
Fees to Be Paid	Equity	Common Stock, no par value per share (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	Equity	Common Stock, no par value per share	—	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, no par value per share (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	Equity	Preferred Stock, no par value per share	—	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	Debt	Debt Securities	—	—	—	—	—	—
Fees to be Paid	Other	Subscription Rights (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	Other	Subscription Rights	—	—	—	—	—	—

Fees to Be Paid	Other	Warrants (1)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	Other	Warrants	—	—	—	—	—	—

Fees to Be Paid	Other	Units (1)(3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	Other	Units	—	—	—	—	—	—

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)

The registrant is registering hereby an unspecified amount of securities of each identified class as may be offered, from time to time, hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issued upon conversion, exercise or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(3)

Units may be issued under a unit agreement and will represent an interest in one or more securities including shares of common stock or preferred stock, subscription rights, debt securities, or warrants, in any combination, which may or may not be separable from one another.